NEWS
FOR IMMEDIATE RELEASE

CONTACT:
AURA SYSTEMS INC.
Melvin Gagerman, Chairman and CEO                                                     Cipora Lavut
Aura Systems, Inc.                                                                                      404 539-2161
310-643-5300 x171                                                                                     clavut@aurasystems.com

Web site: www.aurasystems.com

Aura’s President Dr. Donald Macleod Leaves Aura to Pursue Other Interests

EL SEGUNDO, CALIFORNIA, August 10, 2011, Aura Systems Inc, (OTC: AUSI) announced today that Dr. Don Macleod has left the Company on August 5, 2011 to pursue other interests.  Dr. Macleod remains a large shareholder of the Company and will continue to assist the Company as a consultant.

Mr. Melvin Gagerman Aura’s CEO said, “It was a pleasure working with Don, we all will miss him and wish him the very best in whatever he does.”

Dr. Macleod said, “I enjoyed my stay at Aura and remain impressed with Aura’s patented axial flux induction technology.  It is rather interesting and amazing how the Company developed methods and technologies that make an axial flux induction machine a commercial reality and not just a university project. It is my belief that this axial flux induction machine opens new opportunities for many different applications.”